Exhibit 23.3

Independent Auditors’ Consent

The Board of Directors

Name Development Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectuses.

/s/ KPMG LLP

Seattle, Washington

December 10, 2004